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                              CREDIT AGREEMENT

                        DATED AS OF OCTOBER 31, 1997

                                    AMONG

                        INFORMATION RESOURCES, INC.,

                           THE BANKS PARTY HERETO,

                                     AND

                       HARRIS TRUST AND SAVINGS BANK,
                                  as Agent





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


                              TABLE OF CONTENTS



SECTION                            DESCRIPTION                           PAGE
SECTION 1.  THE CREDIT FACILITIES.....................................     1

   Section 1.1.         The Revolving Credit Commitments..............     1
   Section 1.2.         Letters of Credit.............................     1
   Section 1.2-A.       Swing Loans...................................     4
   Section 1.3.         Applicable Committed Loan Interest Rates......     6
   Section 1.4.         Minimum Borrowing Amounts.....................     8
   Section 1.5.         Manner of Borrowing Committed Loans and
                        Designating Applicable Interest Rates.........     8
   Section 1.6.         The Bid Loans.................................    10
   Section 1.7.         Requests for Bid Loans........................    10
   Section 1.8.         Notice of Bids; Advice of Rate................    11
   Section 1.9.         Acceptance or Rejection of Bids...............    11
   Section 1.10.        Notice of Acceptance or Rejection of Bids.....    12
   Section 1.11.        Interest on Bid Loans.........................    12
   Section 1.12.        Telephonic Notice.............................    12
   Section 1.13.        Interest Periods..............................    13
   Section 1.14.        Maturity of Loans.............................    14
   Section 1.15.        Prepayments...................................    14
   Section 1.16.        Default Rate..................................    14
   Section 1.17.        The Notes.....................................    15
   Section 1.18.        Funding Indemnity.............................    15
   Section 1.19.        Commitment Terminations.......................    16

SECTION 2.  FEES AND EXTENSIONS.......................................    16

   Section 2.1.         Fees..........................................    16
   Section 2.2.         Extensions of Termination Date................    17

SECTION 3.  PLACE AND APPLICATION OF PAYMENTS.........................    18

SECTION 4.  DEFINITIONS; INTERPRETATION...............................    18

   Section 4.1.         Definitions...................................    18
   Section 4.2.         Interpretation................................    25
   Section 4.3.         Change in Accounting Principles...............    25


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

SECTION 5.  REPRESENTATIONS AND WARRANTIES...........................     26

    Section 5.1.        Organization and Qualification...............     26
    Section 5.2.        Subsidiaries.................................     26
    Section 5.3.        Margin Stock.................................     27
    Section 5.4.        Financial Reports............................     27
    Section 5.5.        Litigation and Other Controversies...........     27
    Section 5.6.        Taxes........................................     28
    Section 5.7.        Approvals....................................     28
    Section 5.8.        Investment Company...........................     28
    Section 5.9.        ERISA........................................     28
    Section 5.10.       Compliance with Laws.........................     28
    Section 5.11.       Other Agreements.............................     29

SECTION 6.  CONDITIONS PRECEDENT.....................................     29

    Section 6.1.        Initial Credit Event.........................     29
    Section 6.2.        All Credit Events............................     30

SECTION 7.  COVENANTS................................................     31

    Section 7.1.        Corporate Existence, Etc.....................     31
    Section 7.2.        Maintenance of Properties....................     31
    Section 7.3.        Taxes and Assessments........................     31
    Section 7.4.        Insurance....................................     31
    Section 7.5.        Financial Reports............................     32
    Section 7.6.        Consolidated Tangible Net Worth..............     33
    Section 7.7.        Leverage Ratio...............................     33
    Section 7.8.        Cash Flow Coverage Ratio.....................     33
    Section 7.9.        Restricted Payments..........................     33
    Section 7.10.       Indebtedness for Borrowed Money and
                        Guarantees...................................     34
    Section 7.11.       Liens........................................     34
    Section 7.12.       Leases.......................................     35
    Section 7.13.       Sales and Leasebacks.........................     35
    Section 7.14.       Mergers, Consolidations and Sales............     35
    Section 7.15.       ERISA........................................     36
    Section 7.16.       Compliance with Laws.........................     36
    Section 7.17.       Use of Proceeds..............................     36

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES...........................     36


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

    Section 8.1.        Events of Default............................     36
    Section 8.2.        Non-Bankruptcy Defaults......................     38
    Section 8.3.        Bankruptcy Defaults..........................     39
    Section 8.4.        Collateral for Undrawn Letters of Credit.....     39
    Section 8.5.        Notice of Default............................     40
    Section 8.6.        Expenses.....................................     40

SECTION 9.  CHANGE IN CIRCUMSTANCES..................................     40

    Section 9.1.        Change of Law................................     40
    Section 9.2.        Unavailability of Deposits or Inability to
                        Ascertain, or Inadequacy of, LIBOR...........     40
    Section 9.3.        Increased Cost and Reduced Return............     41
    Section 9.4.        Lending Offices..............................     42
    Section 9.5.        Discretion of Bank as to Manner of Funding...     42

SECTION 10. THE AGENT................................................     42

    Section 10.1.       Appointment and Authorization of Agent.......     42
    Section 10.2.       Agent and its Affiliates.....................     43
    Section 10.3.       Action by Agent..............................     43
    Section 10.4.       Consultation with Experts....................     43
    Section 10.5.       Liability of Agent; Credit Decision..........     43
    Section 10.6.       Indemnity....................................     44
    Section 10.7.       Resignation of Agent and Successor Agent.....     44

SECTION 11. MISCELLANEOUS............................................     45

    Section 11.1.       Withholding Taxes............................     45
    Section 11.2.       No Waiver, Cumulative Remedies...............     46
    Section 11.3.       Non-Business Days............................     46
    Section 11.4.       Documentary Taxes............................     46
    Section 11.5.       Survival of Representations..................     46
    Section 11.6.       Survival of Indemnities......................     46
    Section 11.7.       Sharing of Set-Off...........................     46
    Section 11.8.       Notices......................................     47
    Section 11.9.       Counterparts.................................     47
    Section 11.10.      Successors and Assigns.......................     47
    Section 11.11.      Participants.................................     48
    Section 11.12.      Assignment of Commitments by Banks...........     48
    Section 11.13.      Amendments...................................     48
    Section 11.14.      Headings.....................................     49


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

    Section 11.15.  Costs and Expenses...............................     49
    Section 11.16.  Set-off..........................................     49
    Section 11.17.  Entire Agreement.................................     50
    Section 11.18.  Governing Law....................................     50
    Section 11.19.  Severability of Provisions.......................     50
    Section 11.20.  Confidentiality..................................     50
    Section 11.21.  Submission to Jurisdiction; Waiver of Jury Trial.     51

Signature Page.......................................................     52




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Exhibit A-1 - Committed Loan Note
Exhibit A-2 - Swing Line Note
Exhibit B - Bid Note
Exhibit C - Bid loan Request Confirmation
Exhibit D - Invitation to Bid
Exhibit E - Confirmation of Bid
Exhibit F - Notice of Acceptance of Bid
Exhibit G - Opinion of Counsel
Exhibit H - Notice of Payment Request
Schedule 5.5 - Pending Litigation
Schedule 7.5 - Compliance Certificate

                         INFORMATION RESOURCES, INC.
                              CREDIT AGREEMENT

To each of the Banks signatory hereto

Ladies and Gentlemen:

     The undersigned, Information Resources, Inc., a Delaware corporation (the "Borrower"), applies to you for your several commitments, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit for loans and letters of credit (the "Revolving Credit") available to the Borrower, all as more fully hereinafter set forth. Each of you is hereinafter referred to as a "Bank," all of you are hereinafter referred to collectively as the "Banks," and Harris Trust and Savings Bank in its capacity as agent for the Banks hereunder is hereinafter referred to as the "Agent."

SECTION 1. THE CREDIT FACILITIES.

     Section 1.1. The Revolving Credit Commitments. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Committed Loan" and collectively the "Committed Loans") to the Borrower from time to time on a revolving basis up to the amount of such Bank's revolving credit commitment set forth on the applicable signature page hereof or pursuant to Section 11.12 hereof (its "Revolving Credit Commitment" and, cumulatively for all the Banks, the "Revolving Credit Commitments"), subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of all Loans (whether Committed Loans, Swing Loans or Bid Loans) and of L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Committed Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Committed Loans be either Domestic Rate Loans or Eurodollar Loans. Committed Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.

     Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent shall issue standby letters of credit (each a "Letter of Credit") for the Borrower's account in an aggregate undrawn face amount up to the amount of the L/C Commitment, provided that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Revolving Credit Commitments in effect at such time and the aggregate principal amount of all Loans (whether Committed Loans, Swing Loans or Bid Loans) then outstanding. Each Letter of Credit shall be in a face amount of not less than $100,000 at the time of issuance. Each Letter of Credit shall be issued by the Agent, but each Bank shall be obligated to reimburse the Agent for such Bank's Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Bank pro rata in accordance with its Percentage.

     (b) Applications. At any time before the Termination Date, the Agent shall, at the request of the Borrower, issue one or more Letters of Credit, in a form satisfactory to the Agent, with expiration dates no later than the earlier of twenty-four (24) months from the date of issuance of the relevant Letter of Credit or the Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower for the relevant Letter of Credit in the form then customarily prescribed by the Agent (each an "Application"). For purposes of this Agreement and the other Loan Documents, Harris Trust and Savings Bank Standby Letter of Credit SPL Nos. 35747 and 35038 in the amounts of $375,000 and $744,750, respectively, issued for the account of the Borrower shall each be deemed a Letter of Credit issued under this Agreement and each application therefor shall be deemed an Application for all purposes of this Agreement (in which each Participating Bank shall be deemed to have purchased a Participating Interest therein in accordance with its Percentage). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) before the occurrence of a Default or an Event of Default, the Agent will not call for the funding by the Borrower of any amount under a Letter of Credit, or for any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Agent for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Domestic Rate from time to time in effect. If the Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic

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


extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated, or (iii) an Event of Default exists and the Required Banks have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 6.2 hereof and the other terms of this Section 1.2.

     (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Borrower to reimburse the Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is paid in immediately available funds at the Agent's principal office in Chicago, Illinois. If the Borrower does not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in Section 1.2(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(d) below.

     (d) The Participating Interests. Each Bank (other than the Bank then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Bank (a "Participating Bank"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.2(c) above, or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit H hereto from the Agent to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to such Participating Bank's Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Bank at a rate per annum equal to the Federal Funds Rate for each such day. Each such Participating

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


Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Percentage as a Bank hereunder.

     The several obligations of the Participating Banks to the Agent under this
Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Borrower's obligations under each Application, to the extent the Borrower is relieved from its obligation to reimburse the Agent for a drawing under a Letter of Credit because of the Agent's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrower, the Agent, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this
Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Bank arising outside of this Agreement.

     (e) Indemnification. The Participating Banks shall, to the extent of their respective Percentages, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.2(e) and all other parts of this Section 1.2 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts or other documents presented in connection with drawings thereunder.

   Section 1.2-A. Swing Loans.

     (a) Swing Loans. Subject to all of the terms and conditions hereof, Harris Trust and Savings Bank ("Harris Bank") agrees to make loans ("Swing Loans") to the Borrower under a swing line of credit from time to time before the Termination Date in an aggregate amount at any one time outstanding not to exceed the lesser of (i) the Swing Line Commitment then in effect and (ii) the difference between the Revolving Credit Commitments in effect at such time and the aggregate principal amount of all Loans (whether Committed Loans, Swing Loans, or Bid Loans) then outstanding; provided, however, that the aggregate amount of the Committed Loans and Swing Loans outstanding at any one time and owing to Harris Bank shall not at any time exceed Harris Bank's Revolving Credit Commitment then in effect. The Swing Line Commitment shall be available to the Borrower and may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the Termination Date. Without regard to the face principal amount of the Swing Line Note, the actual principal amount at any time outstanding and owing by the Borrower on account of the Swing Line Note shall be the sum of all Swing Loans then or theretofore made thereon less all payments actually received thereon.

     (b) Minimum Borrowing Amount. Each Swing Loan shall be in an amount not less than $250,000.

     (c) Interest on Swing Loans. Each Swing Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) for the Interest Period selected by the Borrower therefor at the Domestic Rate or at Harris Bank's Quoted Rate for such Interest Period, provided that if any Swing Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Swing Loan shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the Domestic Rate. Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Harris Bank's determination of the interest rate applicable to the Swing Loans shall be conclusive and binding except in the case of manifest error or willful misconduct.

     (d) Requests for Swing Loans. The Borrower shall give Harris Bank prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date any Swing Loan is to be made, specifying in each case the amount and date of such Swing Line Loan and the Interest Period selected

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


therefor. Within thirty (30) minutes after receiving such notice, Harris Bank shall quote to the Borrower an interest rate determined in Harris Bank's discretion at which Harris Bank would be willing to make such Swing Loan available to the Borrower for such Interest Period (the rate so quoted for a given Interest Period being herein referred to as "Harris Bank's Quoted Rate"). The Borrower acknowledges and agrees that the interest rate quote is given to the Borrower for immediate and irrevocable acceptance, and if the Borrower does not so immediately accept Harris Bank's Quoted Rate for the full amount requested by the Borrower for such Swing Line Loan, the Harris Bank's Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall be made at the Domestic Rate. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower on the date so requested at the offices of the Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of Harris Bank to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) Harris Bank shall not be obligated to make more than one Swing Loan during any one day.

     (e) Refunding Loans. In its sole and absolute discretion, Harris Bank may at any time, on behalf of the Borrower (which hereby irrevocably authorizes Harris Bank to act on its behalf for such purpose), request each Bank to make Committed Loans in an amount equal to such Bank's Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Borrowings of Committed Loans under this Section 1.2-A(e) shall initially bear interest at the Domestic Rate unless timely notice is given pursuant to Section 1.5 hereof. Unless the conditions of Section 6 are not fulfilled on such date, each Bank shall make its requested Committed Loan available to Harris Bank, in immediately available funds, at the principal office of Harris Bank in Chicago, Illinois, before 11:00 a.m. (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Committed Loans shall be immediately applied to repay the outstanding Swing Loans.

     (f) Participations. If any Bank refuses or otherwise fails or is unable to make a Committed Loan when requested by Harris Bank pursuant to Section 1.2-A(e) above (because the conditions in Section 6 are not satisfied or otherwise), such Bank shall, by the time and in the manner such Committed Loan was to have been funded to Harris Bank, purchase from Harris Bank an undivided participating interest in the outstanding Swing Loans in an amount equal to its percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Committed Loans. Each Bank that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of

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



principal received on the Swing Loan and of interest received thereon accruing from the date such Bank funded to Harris Bank its participation in such Loan. The obligation of the Banks to Harris Bank shall be absolute and unconditional and shall not be affected or impaired by any Default or Event of Default which may then be continuing hereunder.

      (g) Voluntary Prepayment of Swing Loans. The Borrowers may voluntarily prepay any Swing Loan bearing interest at the Domestic Rate before its maturity at any time upon notice to the Agent prior to 2:00 p.m. (Chicago time) on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment; however, the Borrower may not voluntarily prepay any Swing Loan bearing interest at Harris Bank's Quoted Rate before its maturity.

      Section 1.3. Applicable Committed Loan Interest Rates. (a) Domestic Rate Loans. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

      "Domestic Rate" means for any day the greater of:

           (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate it being understood and agreed such rate may not be the Agent's best or lowest rate; and

           (ii) the sum of (x) the rate determined by the Agent to be the prevailing rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight Federal funds in an amount comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).


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


     (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Domestic Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Eurodollar Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

     "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:


              Adjusted LIBOR =              LIBOR
                                -----------------------
                                1 - Eurodollar Reserve Percentage

     "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans,
(a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Agent as part of such Borrowing.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     "Eurodollar Margin" means 1.35% per annum from the date of this Agreement until the next Pricing Date, and thereafter from one Pricing Date to the next a rate per annum determined in accordance with the following schedule:


                       CASH FLOW COVERAGE RATIO
                        FOR SUCH PRICING DATE:           EURODOLLAR MARGIN:
                        Less than 1.0 to 1.0                   1.35%

                        Equal to or greater                     1.0%
                        than 1.0 to 1.0, but
                        less than or equal to
                        1.15 to 1.0

                        Greater than 1.15 to
                        1.0, but less than or
                        equal to 1.25 to 1.0                   0.80%

                        Greater than 1.25 to 1.0               0.60%

     (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Committed Loans and Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct.

     Section 1.4. Minimum Borrowing Amounts. Each Borrowing of Domestic Rate Loan shall be in an amount equal to $250,000 or such greater amount which is an integral multiple of $250,000. Each Borrowing of Eurodollar Loan shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $1,000,000.

     Section 1.5. Manner of Borrowing Committed Loans and Designating Applicable Interest Rates. (a) Notice to the Agent. In order to borrow any Committed Loans, the Borrower shall give notice to the Agent by no later than 10:00 a.m. (Chicago time): (i) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Banks to advance a Borrowing of Domestic Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 1.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Domestic Rate Loans or (ii) if such Borrowing is of Domestic Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Domestic Rate Loans or of Domestic Rate Loans into Eurodollar Loans must be given by no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Committed Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans and the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

     (b) Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 1.5(a) above and, if such notice requests the Banks to make Eurodollar Loans, the Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable thereto (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

     (c) Borrower's Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of Domestic Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Agent within the period required by Section 1.5(a) that the Borrower intends to convert such Borrowing, subject to Section 6.2 hereof, into a Borrowing of Eurodollar Loans or such Borrowing is prepaid in accordance with Section 1.15(a). If the Borrower fails to give notice pursuant to Section 1.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.5(a) or, whether or not such notice has been given, one or more of the conditions set forth in Section 6.2 for the continuation or conversion of a Borrowing of Eurodollar Loans would not be satisfied, and such Borrowing is not prepaid in accordance with Section 1.15(a), such Borrowing shall automatically be converted into a Borrowing of Domestic Rate Loans.

     (d) Disbursement of Committed Loans. Not later than 12:00 noon (Chicago time) on the date of any requested advance of a new Borrowing of Committed Loans, subject to Section 6 hereof, each Bank shall make available its Committed Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois. The Agent shall make the proceeds of each new Borrowing of Committed Loans available to the Borrower at the Agent's principal office in Chicago, Illinois.

     (e) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Bank prior to (or, in the case of a Borrowing of Domestic Rate Loans, by 12:00 noon (Chicago time) on) the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.18 hereof, so that the Borrower will have no liability under such Section with respect to such payment.

     Section 1.6. The Bid Loans. At any time before the Termination Date, the Borrower may request the Banks to offer to make uncommitted loans (each a "Bid Loan" and collectively the "Bid Loans") to it or any other Borrower in the manner set forth in Sections 1.6 through 1.12 and in amounts such that the aggregate principal amount of all Committed Loans, Swing Loans and Bid Loans at any time outstanding hereunder shall not exceed the Revolving Credit Commitments of the Banks then in effect. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in Sections 1.6 through 1.12. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Revolving Credit Commitment), subject to the limitation that the aggregate principal amount of all Loans (whether Committed Loans, Swing Loans or Bid Loans) outstanding at any time may not at any time exceed the Revolving Credit Commitments then in effect and subject to the other conditions of this Agreement.

     Section 1.7. Requests for Bid Loans. (a) Requests and Confirmations. In order to request a Borrowing of Bid Loans (a "Bid Loan Request"), the Borrower shall give telephonic notice to the Agent no later than 2:00 p.m. (Chicago time) one (1) Business Day before the proposed date of such borrowing, which must be a Business Day (the "Borrowing Date"), followed on the same day by a duly completed confirmation (a "Bid Loan Request Confirmation"), delivered by telecopier or other means of facsimile communication, substantially in the form of Exhibit C hereto or otherwise containing the information required by this

Section 1.7, to be received by the Agent no later than 2:30 p.m. (Chicago time) on such day. Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit C or otherwise contain the information required by this Section 1.7 shall be rejected by the Agent, and the Agent shall give telephonic notice to the Borrower of such rejection promptly after it determines (which determination shall be conclusive) that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit C or otherwise contain the information required by this Section 1.7. Requests for Bid Loans shall in each case refer to this Agreement and specify (i) the proposed Borrowing Date (which must be a Business Day), (ii) the aggregate principal amount thereof (which shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000) and (iii) up to three (3) Interest Periods of 7-180 days for the entire amount specified in such Bid Loan Request (and, if so desired by the Borrower, specifying the maximum amount the Borrower would borrow for any specific Interest Period).

     (b) Invitation to Bid. Upon receipt by the Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit C hereto or otherwise contains the information required by this Section 1.7, the Agent shall, by telephone (no later than 3:30 p.m. (Chicago time) on the same day the Agent receives a Bid Loan Request Confirmation), promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit D hereto, invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request.

     (c) Bids. Each Bank may, in its sole discretion, offer to make a Bid Loan or Loans (a "Bid") to the Borrower responsive to the Bid Loan Request. Each Bid by a Bank must be received by the Agent by telephone not later than 9:00 a.m. (Chicago time) on the proposed Borrowing Date promptly confirmed in writing by a duly completed confirmation (a "Confirmation of Bid") delivered by telecopier or other means of facsimile communication substantially in the form of Exhibit E hereto or otherwise containing the information required by this subsection (c), to be received by the Agent on the same day; provided, however, that any Bid made by the Agent must be made by telephone to the Borrower by no later than 8:45 a.m. (Chicago time). Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (i) the principal amount (which shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000) of each Bid Loan that the Bank is willing to make to the Borrower, (ii) the interest rate (which shall be computed on the basis of a 360 day year and actual days elapsed for a period equal to the Interest Period applicable thereto) at which the Bank is prepared to make each Bid Loan, and (iii) the Interest Period applicable to each such offered Bid

Loan. The Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii) contains any qualifying, conditional, or similar language other than as provided for in the immediately preceding sentence, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds other than as provided for in the immediately preceding sentence, or (iv) is received by the Agent later than 9:00 a.m. (Chicago time). Any Bid submitted by a Bank pursuant to this Section 1.7 shall be irrevocable and shall be promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit E; provided that in all events the telephone Bid received by the Agent shall be binding on the relevant Bank and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, the Bank's Confirmation of Bid. Each offer contained in a Bid to make a Bid Loan in a certain amount, at a certain interest rate, and for a certain Interest Period is referred to herein as an "Offer".

 . The Agent shall give telephonic notice to the Borrower no later than 9:15 a.m. (Chicago time) on the proposed Borrowing Date of the number of Bids received, the interest rate(s) and Interest Period(s) applicable to each Bid, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of the Bank making such Bid. The Agent shall send a written summary of all Bids received by it to the Borrower on the same day.

     Section 1.9. Acceptance or Rejection of Bids. The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 1.9, irrevocably accept or reject, in whole or in part, any Offer contained in a Bid. No later than 9:45 a.m. (Chicago time) on the proposed Borrowing Date, the Borrower shall give telephonic notice to the Agent of whether and to what extent it has decided to accept or reject any or all of the Offers contained in the Bids made in response to a Bid Loan Request, which notice shall be promptly confirmed by a telecopy or other form of facsimile communication to be received by the Agent on the proposed Borrowing Date; provided, however, that in the event any Offers are accepted (i) the Borrower shall accept Offers for any of the Interest Periods specified by the Borrower in its Bid Loan Request Confirmation solely on the basis of ascending interest rates for each such Interest Period, (ii) if the Borrower declines to borrow the maximum principal amount of Bid Loans in respect of which Offers at a particular interest rate for a particular Interest Period have been made, or is prevented from doing so by any other condition hereof, then the Borrower shall accept a pro rata portion of each such Offer, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (provided that, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of $1,000,000, then the Borrower may round allocations up or down in integral multiples not less than $500,000 as it shall deem appropriate), (iii) the aggregate principal amount of all Offers accepted by the Borrower shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, and (iv) no Offer of a Bid Loan shall be accepted in a principal amount less than $5,000,000. Any telephonic notice given by the Borrower pursuant to this Section 1.9 shall be irrevocable and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, any written confirmation of such notice. Failure of the Borrower to accept an Offer in accordance with the provisions of this
Section 1.9 shall constitute a rejection of such Offer.

     Section 1.10. Notice of Acceptance or Rejection of Bids. (a) Notice to Banks Making Bids. The Agent shall give telephonic notice to each Bank whether any of the Offers contained in its Bid has been accepted (and if so, in what amount, at what interest rate and for what Interest Period) no later than 10:00 a.m. (Chicago time) on the proposed Borrowing Date, and each successful bidder will thereupon become bound, subject to Section 6 and the other applicable conditions hereof, to make the Bid Loan(s) in respect of which its Bid has been accepted. As soon as practicable thereafter the Agent shall send written notice substantially in the form of Exhibit F hereto to each such successful bidder; provided, however, that failure to give such notice shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

     (b) Disbursement of Bid Loans. Not later than 12:00 Noon (Chicago time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make a Bid Loan(s) in accordance with Section 1.10(a) shall make available to the Agent the principal amount of each such Bid Loan in immediately available funds at the Agent's principal office in Chicago, Illinois. The Agent shall promptly thereafter make available to the Borrower like funds as received from each Bank at such office of the Agent in Chicago, Illinois.

     (c) Bid Summaries to the Banks. Before the close of business on each Borrowing Date for Bid Loans, the Agent shall notify each Bank of the aggregate amount of Bid Loans advanced pursuant to a Bid Loan Request on such Borrowing Date, the Interest Period(s) therefor, and the lowest and highest interest rates at which Bid Loans were made for each Interest Period.

     Section 1.11. Interest on Bid Loans. The Borrower shall pay interest on the unpaid principal amount of each Bid Loan borrowed by the Borrower from the applicable Borrowing Date to the maturity thereof at the rate of interest applicable to such Bid Loan as determined pursuant to the above provisions (calculated on the basis of a 360 day year and the actual number of days elapsed) payable on the last day of the Interest Period applicable to such Bid Loan and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than 90 days, on each day occurring every 90 days after the date such Loan is made.

     Section 1.12. Telephonic Notice. Each Bank's telephonic notice to the Agent of its Bid pursuant to Section 1.7(c), and the Borrower's telephonic acceptance of any Offer contained in a Bid pursuant to Section 1.9, shall be irrevocable and binding on such Bank and the Borrower and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or missing from, any telecopy or other confirmation of such telephonic notice. It is understood and agreed by the parties hereto that the Agent shall be entitled to act, or to fail to act, hereunder in reliance on its records of any telephonic notices provided for herein and that the Agent shall not incur any liability to any Person in so doing if its records conflict with any telecopy or other confirmation of a telephonic notice or otherwise, provided that the Agent has acted, or failed to act, in good faith. It is further understood and agreed by the parties hereto that the times of day as set forth herein are for the convenience of all the parties for providing notices and that no party shall incur any liability or other responsibility for any failure to provide such notices within the specified times; provided, however, that the Agent shall have no obligation to notify the Borrower of any Bid received by it later than 9:00 a.m. (Chicago time) on the proposed Borrowing Date, and no acceptance by the Borrower of any Offer contained in a Bid shall be effective to bind any Bank to make a Bid Loan, nor shall the Agent be under any obligation to notify any Person of an acceptance, if notice of such acceptance is received by the Agent later than 9:45 a.m. (Chicago time) on the proposed Borrowing Date.

     Section 1.13. Interest Periods. As provided in Section 1.5(a) hereof in the case of Committed Loans, Section 1.2-A(d) hereof in the case of Swing Loans, and Section 1.7 hereof in the case of Bid Loans, at the time of each request to advance, continue, or create by conversion a Borrowing of Loans hereunder (other than Committed Loans consisting of Domestic Rate Loans), the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a

Borrowing of Loans is advanced, continued, or created by conversion and ending:
(a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), (b) in the case of a Eurodollar Loan, 1, 2, 3, or 6 months thereafter, (c) in the case of Bid Loans, the date, as the Borrower may select, 7-180 days thereafter and (d) in the case of Swing Loans, the date, as the Borrower may select, 1-7 days thereafter; provided, however, that:

     (a) any Interest Period for a Borrowing of Domestic Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

     (b) for any Borrowing of Fixed Rate Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

     (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

     (d) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 1.14. Maturity of Loans. Each Committed Loan shall mature and become due and payable by the Borrower on the Termination Date. Each Bid Loan and each Swing Loan shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto.

     Section 1.15. Prepayments. (a) Committed Loans. The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Domestic Rate Loans, in an amount not less than $250,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $1,000,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing of Committed Loans pursuant to Section 1.4 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon three (3) Business Days' prior notice to the Agent or, in the case of a Borrowing of Domestic Rate Loans, notice delivered to the Agent by the Borrower no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment.
In the case of Eurodollar Loans, such prepayment may only be made on the last day of the Interest Period then applicable to such Loans. The Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     (b) Bid Loans. The Borrower may not prepay any Bid Loan before its maturity.

     (c) Swing Loans. The Borrower may prepay any Swing Loan subject to the terms of Section 1.2-A(g) hereof.

     Section 1.16. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

     (a) for any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect; and

     (b) for any Fixed Rate Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect.

     Section 1.17. The Notes. (a) The Committed Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit A hereto (individually, a "Committed Loan Note" and, collectively, the "Committed Loan Notes"), each such Committed

Loan Note to be payable to the order of the applicable Bank in the principal amount of its Commitment and otherwise in the form of Exhibit A hereto.

     (b) All Bid Loans made to the Borrower by a Bank shall be evidenced by a promissory note of the Borrower, payable to the order of such Bank and otherwise in the form of Exhibit B hereto (individually a "Bid Note" and collectively the "Bid Notes").

     (c) All Swing Loans made to the Borrower by Harris Bank shall be evidenced by a promissory note of the Borrower (the "Swing Line Note"), the Swing Line Note to be payable to the order of Harris Bank in the principal amount of its Swing Line Commitment and otherwise in the form of Exhibit A-1 hereto.

     (d) Each Bank shall record on its books and records or on a schedule to the appropriate Note the amount of each Loan advanced, continued or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Fixed Rate Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 1.18. Funding Indemnity. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

     (a) any payment, prepayment or conversion of a Fixed Rate Loan on a date other than the last day of its Interest Period,

     (b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrower to borrow or continue a Fixed Rate Loan, or to convert a Domestic Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 1.2-A(d), 1.5(a) or 1.7 or established pursuant to Section 1.5(c) hereof,

     (c) any failure by the Borrower to make any payment of principal on any Fixed Rate Loan when due (whether by acceleration or otherwise), or

     (d) any acceleration of the maturity of a Fixed Rate Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive.

     Section 1.19. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000, and (ii) allocated ratably among the Banks in proportion to their respective Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Loans and of L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below $2,000,000 shall reduce the L/C Commitment by a like amount, and any termination of the Revolving Credit Commitments below $5,000,000 shall reduce the Swing Line Commitment by a like amount. The Agent shall give prompt notice to each Bank of any such termination of Revolving Credit Commitments. Any termination of the Commitments pursuant to this Section 1.19 may not be reinstated.

SECTION 2. FEES AND EXTENSIONS.

     Section 2.1. Fees. (a) Commitment Fee. The Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a commitment fee at the rate per annum equal to the Applicable Commitment Fee

(computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily unused amount of Commitments hereunder. For purposes of calculating the commitment fee, Swing Loans held by Harris Bank and not participated to the other Banks pursuant to Section 1.2-A(f) shall be deemed usage of the Revolving Credit Commitment of Harris Bank. Such commitment fee shall be payable quarter-annually in arrears on the last day of each March, June, September and December in each year and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination. For purposes hereof, the term "Applicable Commitment Fee" means .25% per annum from the date of this Agreement until the next Pricing Date, and thereafter from one Pricing Date to the next a rate per annum determined in accordance with the following:

                       Cash Flow Coverage Ratio
                        for such Pricing Date:      Applicable Commitment Fee:

                      Less than 1.0 to 1.0                    0.25%

                      Equal to or greater than
                      1.0 to 1.0                              0.15%

     (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.2 hereof, the Borrower shall pay to the Agent for its own account an issuance fee equal to 1/8 of 1% (computed on the basis of a year of 360 days and the actual number of days elapsed) of the face amount of (or of the increase in the face amount
of) such Letter of Credit. Quarterly in arrears, on the last day of each calendar quarter, the Borrower shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Eurodollar Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the Agent for its own account the Agent's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the Agent from time to time.

     (c) Agent Fees. The Borrower shall pay to the Agent fees with respect to the syndication and administration of the credit facilities described in this

Agreement as are agreed to between the Agent and the Borrower in that certain fee letter dated October 23, 1997, or as otherwise agreed to between them.

     Section 2.2. Extensions of Termination Date. (a) No later than August 31st of each year while this Agreement remains in effect, the Borrower may make a request for a one year extension of the Termination Date in a written notice to the Agent. The Agent will promptly inform the Banks of any such request, and each Bank shall notify the Agent in writing by September 30th of such year following such request whether such Bank agrees to the requested extension. If a Bank fails to so notify the Agent whether such Bank agrees to such extension, such Bank shall be deemed to have refused to grant the requested extension. Upon receipt of the Agent of the written consent of all the Banks, the Termination Date shall be automatically extended an additional year.
Otherwise, subject to subsection (b) below, the Termination Date will remain as scheduled. All costs and expenses incurred by the Agent in connection with each extension request (including reasonable attorneys' fees) shall be paid by the Borrower in accordance with Section 11.15 hereof.

     (b) If any Bank shall fail to consent to the extension of the Termination Date within 30 days of receipt by such Bank of notice of any request pursuant to Section 2.2(a), then upon termination of such 30-day period, the Borrower may demand that such Bank assign in accordance with Section 11.12 to one or more assignees designated by the Borrower and acceptable to the Agent in its sole discretion all (but not less than all) of such Bank's Commitment and the Committed Loans owing to it prior to the then scheduled Termination Date. The Bank to be so replaced shall cooperate with the Borrower and substitute bank to accomplish such substitution on the terms of Section 11.12 and shall execute an assignment agreement reasonably satisfactory to such Bank.

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

     All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Agent by no later than 12:00 noon (Chicago time) on the due date thereof at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) for the benefit of the Bank or Banks entitled thereto. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Committed Loans, facility fees and on Reimbursement Obligations in which the Banks have purchased Participating Interests ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.


     Section 4.1. Definitions. The following terms when used herein shall have the following meanings:

     "Account" is defined in Section 8.4 hereof.

     "Adjusted LIBOR" is defined in Section 1.3(b) hereof.

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

     "Agent" means Harris Trust and Savings Bank and any successor pursuant to
Section 10.7 hereof.

     "Application" is defined in Section 1.2(b) hereof.

     "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 6.1(f) hereof or on any update of any such list provided by the Borrower to the Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.

     "Bank" is defined in the introductory paragraph of this Agreement and includes each assignee bank pursuant to Section 11.12 hereof.

     "Bid" is defined in Section 1.7(c) hereof.

     "Bid loan" is defined in Section 1.6 hereof.

     "Bid Loan Request" is defined in Section 1.7(a) hereof.

     "Bid Loan Request Confirmation" is defined in Section 1.7(a) hereof.

     "Bid Note" is defined in Section 1.17(b) hereof.

     "Borrower" is defined in the introductory paragraph of this Agreement.

     "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period.
Borrowings of Committed Loans are made and maintained ratably from each of the Banks according to their Percentages. Borrowings of a Bid Loan or Bid Loans are made from a Bank or Banks in accordance with the procedures of Section 1.6 through 1.12. Borrowings of Swing Loans are made by Harris Bank in accordance with the procedures of Section 1.2-A hereof. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 1.5(a) in the case of Committed Loans, Section 1.2-A(d) in the case of Swing Loans, or Section 1.7 in the case of Bid Loans.

     "Borrowing Date" is defined in Section 1.7(a) hereof.

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.

     "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

     "Cash Flow Coverage Ratio" is defined in Section 7.9 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Commitments" means the Revolving Credit Commitments, the Swing Line Commitment, and the L/C Commitment.

     "Committed Loan" is defined in Section 1.1 hereof.

     "Committed Loan Note" is defined in 1.17(a) hereof.

     "Confirmation of Bid" is defined in Section 1.7(c).

     "Consolidated Cash Flow" means, with reference to any period, the sum of
(a) Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount (but without duplication) in respect of (i) Consolidated Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Consolidated Subsidiaries, plus (iv) all amounts properly charged for amortization of the InfoScan Costs and Software Costs during such period on the books of the Borrower and its Subsidiaries, (b) 100% of the net proceeds received by the Borrower from any new offering of equity securities of the Borrower received at any time during such period and (c) 100% of the net proceeds received by the Borrower from the issuance of any Subordinated Debt of the Borrower received at any time during such period.

     "Consolidated Fixed Charges" means, with reference to any period, the sum of (i) the aggregate amount of payments required to be made by the Borrower and its Consolidated Subsidiaries during such period in respect of principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise), plus
(ii) Consolidated Interest Expense for such period, plus (iii) capital expenditures (as determined in accordance with GAAP) of the Borrower and its Consolidated Subsidiaries during such period, plus (iv) dividends paid by the Borrower and, to the extent not received by the Borrower, its Subsidiaries on its capital stock during such period, plus (v) cash payments made in connection with InfoScan Costs and

Software Costs during such period and cash investments in joint ventures and other investments and acquisitions during such period.

     "Consolidated Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

     "Consolidated Net Income" means, with reference to any period, the net income (or net loss) of the Borrower and its Consolidated Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, as of any time the same is to be determined, the excess of total assets of the Borrower and its Consolidated Subsidiaries over total liabilities of the Borrower and its Consolidated Subsidiaries, total assets and total liabilities each to be determined on a consolidated basis in accordance with GAAP, excluding, however, from the determination of total assets all assets which would be classified as Goodwill under GAAP.

     "Consolidated Total Liabilities" means, as of any time the same is to be determined, the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a balance sheet of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurodollar Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Domestic Rate" is defined in Section 1.3(a) hereof.

     "Domestic Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 1.3(a) hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "Eurodollar Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 1.3(b) hereof.

     "Eurodollar Margin" is defined in Section 1.3(b) hereof.

     "Eurodollar Reserve Percentage" is defined in Section 1.3(b) hereof.

     "Event of Default" means any event or condition identified as such in
Section 8.1 hereof.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate appearing in Section 1.3(a) hereof.

     "Fixed Rate Loans" means Eurodollar Loans, Swing Loans bearing interest at Harris Bank's Quoted Rate, and Bid Loans.

     "GAAP" means generally accepted accounting principles as in effect from time to time, and, subject to Section 4.3 hereof, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's financial statements referred to in Section 5.4 hereof.

     "Headquarters Complex Lease" means the Lease Agreement dated as of September 27, 1990 by and between Randolph/Clinton Limited Partnership and the Borrower pursuant to which the Borrower has leased property formerly owned by it and commonly known as 150 North Clinton Street, 162 North Clinton Street and 564 West Randolph Street, Chicago, Illinois and any buildings or improvements now or hereafter existing thereon pursuant to the terms and conditions stated therein.

     "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and
(v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

     "InfoScan Costs" means the assets of the Borrower identified as InfoScan Costs (consisting of deferred data procurement costs) on the consolidated balance sheet of the Borrower dated as at December 31, 1994, which balance sheet has heretofore been furnished to the Banks.

     "Interest Period" is defined in Section 1.13 hereof.

     "L/C Commitment" means $2,000,000.

     "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "Lending Office" is defined in Section 9.4 hereof.

     "Letter of Credit" is defined in Section 1.2(a) hereof.

     "LIBOR" is defined in Section 1.3(b) hereof.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement.

     "Loan" means and includes Committed Loans, Swing Loans and Bid Loans, and each of them singly, and the term "type" of Loan refers to its status as a Committed Loan, Swing Loan or Bid Loan or, if a Committed Loan, to its status as a Domestic Rate Loan or Eurodollar Loan.

     "Loan Documents" means this Agreement, the Notes and the Applications.

     "Note" means and includes the Committed Loan Notes, the Swing Line Note and the Bid Notes and each individually, unless the context in which such term is used shall otherwise require.

     "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal and interest on Loans and Reimbursement Obligations, and all other payment obligations of the Borrower arising under or in relation to any Loan Document.

     "Participating Bank" is defined in Section 1.2(d) hereof.

     "Participating Interest" is defined in Section 1.2(d) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Percentage" means, for each Bank, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Bank (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all outstanding Obligations.

     "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Pricing Date" means, for any fiscal quarter of the Borrower ended on or after September 30, 1997, the latest date by which the Borrower is required to deliver a Compliance Certificate for such fiscal quarter pursuant to Section
7.5. The Eurodollar Margin and Applicable Commitment Fee established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered a Compliance Certificate by the date such Compliance Certificate is required to be delivered under Section 7.5, until a Compliance Certificate is delivered before the next Pricing Date, the Eurodollar Margin shall be 1.35% per annum and the Applicable Commitment Fee shall be .25% per annum. If the Borrower subsequently delivers such a Compliance Certificate before the next Pricing Date, the Eurodollar Margin and Applicable Commitment Fee established by such late delivered Compliance Certificate shall take effect from the date of delivery until the next Pricing Date.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Reimbursement Obligation" is defined in Section 1.2(c) hereof.

     "Required Banks" means, as of the date of determination thereof, (i) if there are 2 or less Banks, then Banks holding 100% of the Percentages and (ii) if there are 3 or more Banks, then Banks holding at least 65% of the Percentages.

     "Revolving Credit" is defined in the introductory paragraph of this Agreement.

     "Revolving Credit Commitment" is defined in Section 1.1 hereof.

     "Software Costs" means the assets of the Borrower identified as Software Costs on the consolidated balance sheet of the Borrower dated as at December 31, 1994, which balance sheet has heretofore been furnished to the Banks.

     "Subordinated Debt" means Indebtedness for Borrowed Money of the Borrower subordinated in right of payment to the Loans pursuant to a subordination agreement in form and substance satisfactory to the Banks and certain other Indebtedness for Borrowed Money, pursuant to documentation, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Banks.

     "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.
"Domestic Subsidiary" means any Subsidiary organized under the laws of any state of the United States of America all or substantially all of whose assets are located in and substantially all of whose revenues are derived from operations in the United States of America.

"Consolidated Subsidiary" means those Subsidiaries whose accounts are or should be consolidated with those of the Borrower under GAAP.

     "Swing Line Commitment" means the commitment of Harris Bank to make Swing Loans in the aggregate amount of $5,000,000 at any one time outstanding.

     "Swing Line Note" as defined in Section 1.17 hereof.

     "Swing Loans" is defined in Section 1.2-A(a) hereof.

     "Termination Date" means October 31, 2001, or such later date to which the same may be extended pursuant to Section 2.2 hereof, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to
Section 1.19, 8.2 or 8.3 hereof.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

     "Unused Commitments" means, at any time, the difference between the Revolving Credit Commitments then in effect (without giving effect to Section
7.19 hereof) and the aggregate outstanding principal amount of Loans and L/C Obligations.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

     "Wholly-owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

     Section 4.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words

"hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

     Section 4.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in generally accepted accounting principles from those used in the preparation of the financial statements referred to in Section 5.4 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Banks may by notice to the Banks and the Borrower, respectively, require that the Banks and the Borrower negotiate in good faith to amend such covenant, standard and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Banks in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 4.3, financial covenants shall be computed and determined in accordance with generally accepted accounting principles in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to each Bank as follows:

     Section 5.1. Organization and Qualification. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to so qualify would not have a material adverse effect upon the Borrower or its business. The Borrower has full right and authority to enter into this Agreement, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to execute and deliver the Applications, and to perform all of its obligations hereunder and under the other Loan Documents; and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any provision of the certificate of incorporation or by-laws of the Borrower or any covenant, indenture or agreement of or affecting the Borrower or any of its Properties, or result in the creation or imposition of any Lien on any Property of the Borrower.

     Section 5.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to so qualify would not have a material adverse effect upon such Subsidiary or its business. Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 5.2 as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. Except as contemplated by the Joint Venture Agreement dated as of June 12, 1992 by and between the Borrower, GfK, AG, Taylor Nelson Group, Limited, Addison Consultancy Group, PLC, and Precis [1137] Limited, there are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     Section 5.3. Margin Stock. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or Letter of Credit will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     Section 5.4. Financial Reports. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1996, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1997, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the six (6) month then ended, heretofore furnished to the Banks, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. Neither the Borrower nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 7.5 hereof. Since June 30, 1997, there has been no change in the condition (financial or otherwise) or business prospects of the Borrower or any Subsidiary except those occurring in the ordinary course of business, none of which in the aggregate have been materially adverse.

     Section 5.5. Litigation and Other Controversies.  Except as disclosed on
Schedule 5.5 attached hereto and made a part hereof, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which if adversely determined would (i) impair the validity or enforceability of, or impair the ability of the Borrower to perform its obligations under, this Agreement or any other Loan Document or (ii) result in any material adverse change in the financial condition, Properties, business or operations of the Borrower or any Subsidiary.

     Section 5.6. Taxes. All tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid. Except for the outstanding dispute regarding a tax assessment against the Borrower's Towne-Oller business unit, the Borrower does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.

     Section 5.7. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of this Agreement or any other Loan Document.

     Section 5.8. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.9. ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     The Borrower and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of the Borrower or any Subsidiary.

      Section 5.11. Other Agreements. Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower, any Subsidiary or any of their Properties, which default if uncured would have a material adverse effect on the financial condition, Properties, business or operations of the Borrower or any Subsidiary.

SECTION 6. CONDITIONS PRECEDENT.

      The obligation of each Bank to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Domestic Rate Loan) or of the Agent to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

      Section 6.1. Initial Credit Event. Before or concurrently with the initial Credit Event:

           (a) the Agent shall have received for each Bank the favorable written opinions of Freeborn & Peters, counsel to the Borrower, in substantially the form attached hereto as Exhibit G;

           (b) the Agent shall have received for each Bank copies of the Borrower's Certificate of Incorporation and bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

           (c) the Agent shall have received for each Bank copies of resolutions of the Borrower's Board of Directors authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

           (d) the Agent shall have received for each Bank copies of the certificates of good standing for the Borrower (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation and of the State of Illinois where it is qualified to do business as a foreign corporation;

           (e) the Agent shall have received for each Bank such Bank's duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.17 hereof;

           (f) the Agent shall have received for each Bank a list of the Borrower's Authorized Representatives;

           (g) the Agent shall have received for itself and for the Banks the initial fees, if any, called for by Section 2.1 hereof;

           (h) the Agent shall have received from the Borrower evidence that the Credit Agreement dated as of November 10, 1995 between the Borrower and the lenders party thereto has been terminated and, in the case of any loans or letters of credit outstanding thereunder, all such loans have been or will be repaid in full and all such letters of credit shall be terminated on or prior to the initial Borrowing hereunder; and

           (i) all legal matters incident to the execution and delivery of the Loan Documents shall be satisfactory to the Banks.

      Section 6.2. All Credit Events. As of the time of each Credit Event hereunder:

           (a) in the case of a Borrowing, the Agent shall have received the notice required by Section 1.5 hereof (including any deemed notice under Section 1.5(c), in the case of a Committed Loan or Section 1.7, in the case of a Bid Loan) or by Section 1.2-A hereof (in the case of a Swing Loan), in the case of the issuance of any Letter of Credit the Agent shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the Agent together with fees called for by Section 2.1 hereof;

           (b) each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct as of such time, except to the extent that any such representation or warranty relates solely to an earlier time;

           (c) after giving effect to such Credit Event, the sum of the aggregate principal amount of Loans and of L/C Obligations outstanding hereunder shall not exceed the Revolving Credit Commitments in effect at such time;

           (d) the Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing hereunder or would occur as a result of such Credit Event; and

           (e) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).

      Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (d), both inclusive, this Section 6.2.

SECTION 7. COVENANTS.

      The Borrower agrees that, so long as any Note or any L/C Obligation is outstanding or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

     Section 7.1. Corporate Existence, Etc. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its corporate existence. The Borrower shall preserve and keep in force and effect, and cause each Subsidiary to preserve and keep in force and effect, all licenses, permits and franchises necessary to the proper conduct of its business.

     Section 7.2. Maintenance of Properties. The Borrower shall maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and the Borrower shall cause each Subsidiary to do so in respect of Property owned or used by it.

     Section 7.3. Taxes and Assessments. The Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 7.4. Insurance. The Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall upon request of the Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 7.4.

     Section 7.5. Financial Reports. The Borrower shall, and shall cause each Domestic Subsidiary to independently or in consolidation with the Borrower, maintain a standard system of accounting in accordance with GAAP and the Borrower shall, and shall cause each Subsidiary to, furnish to the Bank and its duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as any Bank may reasonably request; and without any request, shall furnish to each Bank:

           (a) as soon as available, and in any event within fifty (50) days (ninety-five (95) days in the case of the last quarter-annual accounting period of the Borrower) after the close of each quarter-annual accounting period of the Borrower, a copy of the consolidated balance sheet as of the last day of such period and consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year-to-date period then ended, all in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP and certified to by the chief financial officer of the Borrower;

           (b) as soon as available, and in any event within ninety-five (95) days after the close of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such fiscal year and the consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by the Borrower and satisfactory to the Required Banks, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

           (c) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Borrower to its stockholders, and copies of each regular, periodic or special report, registration statement or prospectus filed by the Borrower with any securities exchange or the Securities Exchange Commission or any successor agency; and

           (d) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which, if adversely determined, would materially adversely effect the financial condition, Properties, business or operations of the Borrower or any Subsidiary or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Banks pursuant to clauses (a) and (b) of this Section 7.5 shall be accompanied by a written certificate in the form attached hereto as Schedule 7.5 signed by the chief financial officer of the Borrower to the effect that to the best of the chief financial officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 7.6, 7.7, and 7.8 of this Agreement.

      Section 7.6. Consolidated Tangible Net Worth. The Borrower shall, as of the last day of each quarter-annual accounting period of the Borrower ending during the periods specified below, maintain Consolidated Tangible Net Worth of not less than the sum of (i) $160,000,000 plus (ii) 25% of Consolidated Net Income for each fiscal year ending on and after December 31, 1998 for which such Consolidated Net Income is a positive amount (i.e., there shall be no reduction to the amount of Consolidated Tangible Net Worth required to be maintained hereunder for any fiscal year in which Consolidated Net Income is less than zero); provided that the minimum required amount of Consolidated Tangible Net Worth set forth above shall be further increased by 100% of the net proceeds received by the Borrower from any offering of equity securities of the Borrower received at any time after December 31, 1996 (other than proceeds received from the exercise of stock options to purchase shares of the Borrower's common stock existing as of November 10, 1995).

      Section 7.7. Leverage Ratio. The Borrower shall, as of the last day of each quarter-annual accounting period of the Borrower, maintain a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of not more than 1.3 to 1.0.

     Section 7.8. Cash Flow Coverage Ratio. The Borrower shall, as of the last day of each quarter-annual accounting period of the Borrower ending during the periods specified below, maintain the ratio of Consolidated Cash Flow for the four fiscal quarters of the Borrower then ended to Consolidated Fixed Charges for the same four fiscal quarters then ended (the "Cash Flow Coverage Ratio") of not less than:


                                                    CASH FLOW COVERAGE
           FROM AND               TO AND              RATIO SHALL NOT
          INCLUDING             INCLUDING             BE LESS THAN:
          12/31/96              03/30/98                .80 to 1.0
          03/31/98              12/30/98               1.00 to 1.0
          12/31/98     and at all times thereafter     1.05 to 1.0


     Section 7.9. Restricted Payments. The Borrower shall not directly or indirectly purchase, redeem or otherwise acquire or retire any of its common stock, except that the Borrower may repurchase from time to time portions of its common stock for consideration not in excess of $50,000,000 in the aggregate during the term of this Agreement so long as at the time of, and after giving effect to, any such repurchase no Event of Default exists.

     Section 7.10. Indebtedness for Borrowed Money and Guarantees. The Borrower shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss or apply for or become liable to the issuer of a letter of credit which supports an obligation of another; provided, however, that the foregoing provisions shall not restrict nor operate to prevent:

           (a) the Obligations of the Borrower owing to the Banks hereunder;

           (b) purchase money indebtedness secured by Liens permitted by
     Section 7.11(e) hereof in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

           (c) Capitalized Lease Obligations to the extent permitted by Section
     7.12 hereof;

           (d) indebtedness owing by Information Resources Japan Ltd. on one or more revolving lines of credit in an aggregate principal amount not to exceed JPY 1,000,000,000 at any one time outstanding;

           (e) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

           (f) the guarantee by the Borrower of the obligations of Information Resources Japan Ltd., to the extent such obligations are permitted under
      Section 7.10(d) hereof, provided that the obligations of the Borrower on such guarantee shall not at any time exceed JPY 600,000,000; and

           (g) other indebtedness and guarantees not to exceed $15,000,000 in the aggregate at any one time outstanding.

      Section 7.11. Liens. The Borrower shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that the foregoing provisions shall not restrict nor operate to prevent:

           (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

           (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

           (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this clause, including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding;

           (d) liens, mortgages and security interests existing as of December 22, 1992 and disclosed in the financial statements referred to in Section
      5.4 hereof; and

           (e) Liens upon property of the Borrower or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by
      Section 7.10(b) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other property of the Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property.

      Section 7.12. Leases. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any operating lease or Capital Lease at any time if, after giving effect thereto, the aggregate amount of rentals and other consideration payable by the Borrower and its Subsidiaries under all such leases or arrangements (which shall include the current portion of any Capitalized Lease Obligation) would exceed $55,000,000 during any fiscal year of the Borrower.

      Section 7.13. Sales and Leasebacks. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any arrangement with any bank, insurance company or any other lender or investor providing for the leasing by the Borrower or any Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor.

      Section 7.14. Mergers, Consolidations and Sales. The Borrower shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property (except for sales of inventory in the ordinary course of business), or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

           (a) any Subsidiary from merging into the Borrower or any Wholly-owned Domestic Subsidiary if the Borrower or such Domestic Subsidiary is the surviving corporation;

           (b) any Subsidiary from selling, transferring or leasing all or any part of its assets and properties to the Borrower or any Wholly-owned Domestic Subsidiary; and

           (c) leases of store equipment by the Borrower and leases or licenses by the Borrower of converters, software, computer hardware and other technology, in each case in the ordinary course of business.

The term "substantial" as used in this Section 7.14 shall mean the sale, lease or other disposition of ten percent (10%) or more of the consolidated total assets of the Borrower in any fiscal year.

      Section 7.15. ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Borrower shall, and shall cause each Subsidiary to, promptly notify the Banks of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

      Section 7.16. Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Borrower or any Subsidiary or could result in a Lien upon any of their Property.

      Section 7.17. Use of Proceeds. The Borrower agrees that not more than $50,000,000 of credit extended to the Borrower under this Agreement in the aggregate shall be used during the period from October 1, 1997, and thereafter through the final term of this Agreement to repurchase shares of its common stock.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

      Section 8.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

           (a) default for the period of three (3) days in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation, fee or other amount payable by the Borrower hereunder or under any other Loan Document; or

           (b) default in the observance or performance of any covenant set forth in Sections 7.5(e), 7.6, 7.7, 7.8, 7.9, 7.10, 7.13, 7.14 or 7.17
      hereof; or

           (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within twenty
      (20) days after written notice thereof to the Borrower by the Agent; or

           (d) any representation or warranty made by the Borrower herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan made or Letter of Credit issued hereunder, proves untrue in any material respect as of the date of the issuance or making thereof, and any such breach which is capable of being cured shall not be remedied within twenty (20) days after the date of the issuance or making thereof; or

           (e) default shall occur under any Indebtedness for Borrowed Money aggregating more than $500,000 issued, assumed or guaranteed by the Company or any Subsidiary or under any indenture, agreement or other instrument under which the same may be issued and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

           (f) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $500,000 shall be entered or filed against the Borrower or any of its Subsidiaries or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days; or

           (g) the Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within sixty (60) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

           (h) more than 51% of the capital stock of the Borrower which is entitled to vote for the election of directors is held, either legally or beneficially, by any Person or group of Persons acting in concert with respect to the business affairs of the Borrower (the fact that particular Persons are directors, officers or employees of the Borrower shall not be deemed indicative of the fact that they are acting in concert); or

           (i) any event of default (as defined in the Headquarters Complex Lease) occurs under the Headquarters Complex Lease and the lessor exercises or serves notice of its intention to exercise, any of its remedies under the Headquarters Complex Lease; or

           (j) the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law applicable to it, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the

      United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law applicable to it, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in
      Section 8.1(k) hereof; or

           (k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of any of their Property, or a proceeding described in
      Section 8.1(j)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) days.

      Section 8.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (j) or (k) of Section 8.1 hereof has occurred and is continuing, the Agent shall, by written notice to the Borrower:
(a) if so directed by the Required Banks, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Banks, demand that the Borrower immediately pay to the Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 8.1(c) or this
Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

     Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 8.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

     Section 8.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 8.2 or 8.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Banks. If and when requested by the Borrower, the Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Agent or Banks; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Agent shall release to the Borrower any remaining amounts held in the Account.

     Section 8.5. Notice of Default. The Agent shall give notice to the Borrower under Section 8.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     Section 8.6. Expenses. The Borrower agrees to pay to the Agent and each Bank, and any other holder of any Note outstanding hereunder, all expenses reasonably incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Loan Documents.

SECTION 9. CHANGE IN CIRCUMSTANCES.

     Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and the Agent and such Bank's obligations to make or maintain Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Bank by means of Domestic Rate Loans from such Bank, which Domestic Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

     Section 9.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

           (a) the Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

           (b) Banks having 50% or more of the aggregate amount of the Revolving Credit Commitments advise the Agent that (i) LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans become impracticable, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurodollar Loans shall be suspended.

      Section 9.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

           (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Eurodollar Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make Eurodollar Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

           (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

      (b) If, after the date hereof, any Bank or the Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

      (c) A certificate of a Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 9.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

     Section 9.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 10. THE AGENT.

     Section 10.1. Appointment and Authorization of Agent. Each Bank hereby appoints Harris Trust and Savings Bank as the Agent under the Loan Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

     Section 10.2. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Loan Documents. The term "Bank" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section 1 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

     Section 10.3. Action by Agent. If the Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 7.5(e) hereof, the Agent shall promptly give each of the Banks written notice thereof. The obligations of the Agent under the Loan Documents are only those expressly set forth therein.

Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.5. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Loan Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

     Section 10.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

 . Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 6 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any borrowing base certificate, compliance certificate or other document or instrument received by it under the Loan Documents and shall be entitled to rely exclusively on borrowing base certificates prepared by the Borrower in computing the Borrowing Base. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents.
It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower, and the Agent shall have no liability to any Bank with respect thereto.

     Section 10.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 10.6 shall survive termination of this Agreement.

     Section 10.7. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Loan Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 11. MISCELLANEOUS.

     Section 11.1. Withholding Taxes.  (a) Payments Free of Withholding.
Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by the Borrower under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest, the Borrower shall reimburse the Agent or such Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each

Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Loan Documents or the Loans.

     (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 11.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Agent, the Banks and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 11.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

     Section 11.4. Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 11.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 11.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.18, 9.3 and 11.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

     Section 11.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any Borrowing or Reimbursement Obligations in excess of its ratable share of payments on all Loans outstanding as part of such Borrowing or Reimbursement Obligation then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 11.7, amounts owed to or recovered by, the Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Agent as a Bank hereunder.

     Section 11.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Banks and the Agent shall be addressed to their respective addresses or telecopier numbers set forth on the signature pages hereof, and to the Borrower to:

                  Information Resources, Inc.
                  150 North Clinton Street
                  Chicago, Illinois  60606
                  Attention: Chief Financial Officer
                  Telephone: (312) 726-1221
                  Telecopy:  (312) 726-0360

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 11.8 or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section 11.8 or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

     Section 11.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 11.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Agent and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of all of the Banks.

     Section 11.11. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Bank at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Bank of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section 11.11, and the Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.18 and
Section 9.3 hereof. The Borrower authorizes each Bank to disclose to any participant or prospective participant under this Section 11.11 any financial or other information pertaining to the Borrower, provided such purchaser or prospective purchaser is advised of the duty of confidentiality contained in
Section 11.20 hereof.

     Section 11.12. Assignment of Commitments by Banks. Each Bank shall have the right at any time, with the prior consent of the Borrower and the Agent, which shall not be unreasonably withheld, to sell, assign, transfer or negotiate all or any part of its Commitments (including the same percentage of its Note, outstanding Loans and Reimbursement Obligations owed to it) to one or more commercial banks or other financial institutions, provided that such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Bank's Commitments; provided, however, that in order to make any such assignment (i) the assigning Bank shall retain at least $10,000,000 in Commitments, and (ii) the assignee bank shall have Commitments of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement executed by such assigning Bank, such assignee bank or banks, the Borrower and the Agent which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee bank and the portion of the Commitments of the assigning Bank to be assumed by the assignee bank or banks, and (iv) the assigning Bank shall pay to the Agent a processing fee of $5,000 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with any such assignment agreement. Any such assignee shall become a Bank for all purposes hereunder to the extent of the Commitments it assumes and the assigning Bank shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The Borrower authorizes each Bank to disclose to any purchaser or prospective purchaser of an interest in the Loans and Reimbursement Obligations owed to it or its Commitments under this Section 11.12 any financial or other information pertaining to the Borrower.

      Section 11.13. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

           (i) no amendment or waiver pursuant to this Section 11.13 shall (A) increase any Commitment of any Bank without the consent of such Bank, (B) reduce the amount of or postpone the date for payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder or (C) change the definition of the Termination Date or Section 2.2 without the consent of all the Banks; and

           (ii) no amendment or waiver pursuant to this Section 11.13 shall, unless signed by each Bank, change the provisions of this Section 11.13,
      Section 6, Section 9, the definition of Required Banks, or affect the number of Banks required to take any action hereunder or under any other Loan Document.

      Section 11.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

      Section 11.15. Costs and Expenses. The Borrower agrees to pay all costs and expenses of the Agent in connection with the preparation, negotiation, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify the Agent, each Bank, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or such Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrower under this Section 11.15 shall survive the termination of this Agreement.

     Section 11.16. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any Obligation is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to that Bank or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     Section 11.17. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.

     Section 11.18. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

     Section 11.19. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.20. Confidentiality. The Agent and each Bank agrees to hold any information designated as confidential by the Borrower which it may receive from the Borrower pursuant to this Agreement in confidence, except for information that becomes publicly available, and except for disclosures to (i) other parties to the Agreement, (ii) legal counsel, accountants and other professional advisors to the Agent or a Bank, (iii) as required by law, regulation, or legal process, (iv) in connection with any legal proceeding to which the Agent or a Bank is a party and (v) as permitted in accordance with
Section 11.11 hereof.

 . The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                         [SIGNATURE PAGE TO FOLLOW]

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

     Dated as of this 31st day of October, 1997

                                             INFORMATION RESOURCES, INC.

                                             By
                                                Name
                                                     --------------------------
                                                Title
                                                      -------------------------

     Accepted and agreed to as of the day and year last above written.

                                             HARRIS TRUST AND SAVINGS BANK, in
                                                  its individual capacity as a
                                                  Bank and as Agent


Address and Amount of Commitments:           By
                                                -------------------------------
                                                Name
                                                    ---------------------------
Address:                                        Title  Vice President
  111 West Monroe Street
  Chicago, Illinois  60603
  Attention:  Richard H. Robb
Telecopy:  (312) 987-4856
Telephone: (312) 461-3539

Revolving Credit Commitment:
$50,000,000

Lending Office:
  111 West Monroe Street
  Chicago, Illinois

                                             LASALLE NATIONAL BANK


Address and Amount of Commitments:           By
                                                -------------------------------
                                                Name
                                                    ---------------------------
Address:                                        Title
     135 South LaSalle Street, No. 217               --------------------------
     Chicago, Illinois  60603
     Attention:  John McGuire
Telecopy:  (312) 904-4657
Telephone:  (312) 904-4660

Revolving Credit Commitment:
$25,000,000

Lending Office:
     135 South LaSalle Street
     Chicago, Illinois  60603

                                  EXHIBIT A

                             COMMITTED LOAN NOTE

U.S. $_______________                                   ________________, 19___

     FOR VALUE RECEIVED, the undersigned, Information Resources, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Committed Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Committed Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Committed Loan is a Domestic Rate Loan or a Eurodollar Loan, the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Committed Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Notes referred to in the Credit Agreement dated as of October 31, 1997, among Information Resources, Inc., Harris Trust and Savings Bank, as Agent, and the Banks party thereto (as amended from time to time, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                             INFORMATION RESOURCES, INC.

                                             By
                                               --------------------------------
                                               Name
                                                   ----------------------------
                                               Title
                                                    ---------------------------
                                     -2-

                                 EXHIBIT A-1

                               SWING LINE NOTE

                                                              Chicago, Illinois
$5,000,000.00                                                  __________, 1997

     On the Termination Date, for value received, the undersigned, Information Resources, Inc., a Delaware corporation (the "Borrower") hereby promises to pay to the order of Harris Trust and Savings Bank (the "Bank"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) Five Million and 00/100 Dollars ($5,000,000.00), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Swing Loans owing from the Borrower to the Bank under the Swing Line Commitment provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences Swing Loans made and to be made to the Borrower by the Bank under the Swing Line Commitment provided for under that certain Credit Agreement dated as of October 31, 1997, as amended, by and among the Borrower, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Banks which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may from time to time be modified, amended or restated being referred to herein as the "Credit Agreement"), and the Borrower hereby promises to pay interest at the office described above on each Swing Loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

     Each Swing Loan made under the Swing Line Commitment provided for in the Credit Agreement by the Bank to the Borrower against this Note, any repayment of principal hereon and the interest rates applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note and the interest rates applicable thereto.

     This Note is issued by the Borrower under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

     The Borrower hereby promises to pay all reasonable costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrower hereby waives presentment for payment and demand.

                                             INFORMATION RESOURCES, INC.

                                             By
                                               --------------------------------
                                               Name
                                                   ----------------------------
                                               Title
                                                    ---------------------------
                                     -2-

                                  EXHIBIT B

                                  BID NOTE

                                                                    ___________
_______, _____

     FOR VALUE RECEIVED, the undersigned, Information Resources, Inc., a Delaware corporation (the "Borrower") promises to pay to the order of ______________________________ (the "Bank") on the Termination Date, at the
principal office of Harris Trust and Savings Bank in Chicago, Illinois in immediately available funds, the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Borrower pursuant to the Credit Agreement and with each Bid Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date, together with interest on the principal amount of each Bid Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books and records or on a schedule attached to this Note, which is a part hereof, each Bid Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances thereof from time to time outstanding hereon and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books and records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Bid Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Bid Note is one of the Notes referred to in the Credit Agreement dated as of October 31, 1997, among the Company, Harris Trust and Savings Bank as Agent, and the Banks party thereto (as amended from time to time, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit

Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to choice of law doctrine.

     This Note may be declared due prior to the expressed maturity hereof on the terms and in the manner provided for in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                             INFORMATION RESOURCES, INC.



                                             By
                                               --------------------------------
                                               Name
                                                   ----------------------------
                                               Title
                                                    ---------------------------

                                  EXHIBIT C

                        BID LOAN REQUEST CONFIRMATION

[Date]

Harris Trust and Savings Bank,
  as Agent for the Banks
  party to the Credit Agreement
  referred to below

Attention:

     The undersigned, Information Resources, Inc. (the "Borrower") refers to the Credit Agreement dated as of October 31, 1997 (the "Credit Agreement"), among Information Resources, Inc., the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower hereby confirms that it has, on the date hereof, given you notice pursuant to Section 1.7 of the Credit Agreement that it requests a Bid Loan Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Loan Borrowing is requested to be made:

               (A) Date of Bid Loan Borrowing(1)        ______________

               (B) Aggregate Principal Amount of
                   Bid Loan Borrowing(2)                ______________

               (C) Interest Period(3)                   ______________


__________________

(1) The Bid Loan Request Confirmation must be received on a Business Day by the Agent not later than 2:30 P.M. (Chicago time) one (1) Business Day before the proposed Borrowing Date.

(2) Not less than $5,000,000 and in integral multiples of $1,000,000

(3) Which shall be no more than 180 days or less than 7 days and shall end not later than the applicable Termination Date.

                                                      ______________
                                                      ______________

               (D) If applicable, maximum amount
               ______________
                   requested for each Interest
               ______________
                  Period(4)                             ______________

               (E) Borrower for proposed Borrowing    ______________

     Upon acceptance of any or all of the Bids offered by Banks in response to this request, the Borrower shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement to the extent specified in Section 6 thereof.


                                             Very truly yours,

                                             INFORMATION RESOURCES, INC.


                                             By
                                                Its
                                                   ---------------------------

__________________

(4) May not exceed amount in (B) for any Interest Period and for each Interest Period must be not less than $5,000,000 and in integral multiples of $1,000,000.

                                  EXHIBIT D

                              INVITATION TO BID

[Name of Bank]                                                          [Date]
[Address]

Attention:

     Reference is made to the Credit Agreement, dated as of October 31, 1997 (the "Credit Agreement") among Information Resources, Inc. (the "Borrower"), the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower made a Bid Loan Request on ______________, ____ pursuant to Section 1.7 of the Credit Agreement, and in that connection you are invited to submit a Bid by_____[Date]____________. Your Bid must comply with Section 1.7 of the Credit Agreement and the terms set forth below on which the Bid Loan Request was made.

            (A) Date of Proposed Bid Loan Borrowing ______________

            (B) Aggregate Principal Amount
                of Competitive Advance Interest Periods
                1. ________________________
            ______________
                2. ________________________
            ______________
                3. ________________________
            ______________

           (C) The Bid must be received by Harris Trust and Savings Bank not later than 9:00 a.m. (Chicago time) on the proposed Borrowing Date.

                                             Very truly yours,


                                             HARRIS TRUST AND SAVINGS BANK
                                                as Agent for the Banks


                                             By
                                                Its
                                                   ---------------------------
                                     -2-

                                  EXHIBIT E

                             CONFIRMATION OF BID

[Date]

Harris Trust and Savings Bank,
  as Agent for the Banks party to the
  Credit Agreement referred to below

Attention:

     The undersigned, [Name Of Bank], refers to the Credit Agreement dated as of October 31, 1997 (the "Credit Agreement") among Information Resources, Inc. (the "Borrower"), the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby confirms that on the date hereof it has made a Bid pursuant to Section 1.7 of the Credit Agreement, in response to the Bid Loan Request made by the Borrower on _____________, ____, and in that connection sets forth below the terms on which such Bid is made:

     Date of proposed Bid Loan Borrowing:  ________________________(1)

     Principal       Interest              Interest
     Amount(2)       Period(3)             Rate(4)


_______________

(1) As specified in the related Invitation to Bid.

(2) Principal amount bid for each Interest Period may not exceed the principal amount requested by the Borrower or the maximum amount requested for that Interest Period, if less. Bids must be made in a minimum amount of $5,000,000 and in integral multiples of $1,000,000

(3) Up to 180 days and not less than 7 days, as specified in the related Invitation to Bid.

(4) Specify rate of interest per annum computed on the basis of a year of 360 days and actual days elapsed.

                                 Very truly yours,

                                 [Name of Bank]


                                 By
                                   Its
                                      -----------------------------------

                                  EXHIBIT F

                         NOTICE OF ACCEPTANCE OF BID

[Name of Bank]                                                           [Date]
[Address]

Attention:

     Reference is made to the Credit Agreement, dated as of October 31, 1997 (the "Credit Agreement") among Information Resources, Inc. (the "Borrower"), the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower made a Bid Loan Request on _____________, ____ pursuant to Section 1.7 of the Credit Agreement, and in that connection you have submitted a Bid. Your Bid has been accepted as set forth below.

     (A) Date of Bid Loan Borrowing                                  __________

     (B) Principal Amount of Bid Loan(s)                             __________

     (C) Your Bid accepted:

                                  Interest
     Amount:       __________      Period:   __________       Rate:
     __________
                   __________                __________
                   __________                __________
                   __________
                   __________

     (D) Aggregate winning bids:

                                  Interest
     Amount:       __________      Period:   __________       Rate:
     __________
                   __________                __________
                   __________                __________
                   __________
                   __________

                                             Very truly yours,


                                             HARRIS TRUST AND SAVINGS BANK
                                                as Agent for the Banks


                                             By
                                                Its
                                                   ---------------------------

                                  EXHIBIT G

                             OPINION OF COUNSEL

                              [TO BE ATTACHED]

                                  EXHIBIT H


                          NOTICE OF PAYMENT REQUEST

[Name of Bank]                                                       [Date]

[Address]

Attention:

     Reference is made to the Credit Agreement, dated as of October 31, 1997 among Information Resources, Inc., the Banks party thereto, and Harris Trust and Savings Bank, as Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $_________. Your Bank's Percentage of the unpaid Reimbursement Obligation is $_________] or [Harris Trust and Savings Banks has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $________. Your Bank's Percentage of the returned Reimbursement Obligation is $_________.]

                                             Very truly yours,


                                             HARRIS TRUST AND SAVINGS BANK, as
                                                  Agent

                                             By
                                                Its
                                                  ----------------------------

                                SCHEDULE 5.5

                      PENDING AND THREATENED LITIGATION

                              [TO BE ATTACHED]

                                SCHEDULE 7.5

                           COMPLIANCE CERTIFICATE

      This Compliance Certificate is furnished to Harris Trust and Savings Bank, as Agent (the "Agent") pursuant to that certain Credit Agreement dated as of October 31, 1997, among Information Resources, Inc. (the "Company"), Harris Trust and Savings Bank, as Agent, and the Banks party thereto (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

           1. I am the duly elected _____________________________________ of the Borrower;

           2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

           3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

           4. The Attachment hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________

     The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.

                                           INFORMATION RESOURCES, INC.

                                           By
                                             ----------------------------------
                                             ---------------, -----------------
                                                 (Name)            (Title)

                    ATTACHMENT TO COMPLIANCE CERTIFICATE

                         INFORMATION RESOURCES, INC.

                Compliance Calculations for Credit Agreement
                        Dated as of October 31, 1997
                   Calculations as of ____________, _____
_______________________________________________________________________________

A. Consolidated Tangible Net Worth (Section 7.6)

     1.  Consolidated total assets                                  $_________

     2.  Goodwill                                                   $_________

     3.  Line A.1 minus A.2                                         $_________

     4.  Consolidated Total Liabilities                             $_________

     5.  Line A.3 minus A.4 (Consolidated Tangible
         Net Worth)                                                 $
                                                                     =========
     6.  Line A.5 shall not be less than                            $_________


B. Leverage Ratio (Section 7.7)


     1.   Consolidated Total Liabilities (Line
          A.4 above)                                                $_________

     2.   Consolidated Tangible Net Worth (Line
          A.5 above)                                                $_________

     3.   Ratio of Line B.1 to B.2                                   _________:
          1.0

     4.   Line B.3 Ratio shall not be more than                           1.30:
          1.0

C. Cash Flow Coverage Ratio (Section 7.8)

     1.   Consolidated Net Income                                   $__________

     2.   Consolidated Interest Expense                             $__________

     3.   Income Taxes                                              $__________

     4.   Depreciation and Amortization                             $__________

     5.   Amortization of InfoScan Costs and Software
          Costs                                                     $__________


     6.  Net Proceeds from Equity Security Offerings                $__________

     7.  Net Proceeds from Subordinated Debt                        $
                                                                     ==========
     8.  Sum of Lines C.1 through C.7 (Consolidated
         Cash Flow)                                                 $
                                                                     ==========
     9.  Principal payments on Indebtedness for
         Borrowed Money                                             $__________

    10.  Consolidated Interest Expense                              $__________

    11.  Capital Expenditures                                       $__________

    12.  Dividends                                                  $__________

    13.  Cash Payments made in connection with
         InfoScan Costs and Software Costs                          $__________

    14.  Cash Investments                                           $__________

    15.  Sum of Lines C.9 through C.14 (Consolidated



         Fixed Charges)                                             $
                                                                     ==========
     16. Ratio of Line C.8 to C.15                                       ____ :
         1.0

     17. Line C.16 Ratio shall not be less than                          ____ :
         1.0
